5

                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                      1934


Filed by the Registrant                          [X]

Filed by a Party other than the Registrant       [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                                The Calvert Fund

                (Name of Registrant as Specified in Its Charter)

                           William M. Tartikoff, Esq.
                                   Secretary
      (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:
     (5) Total Fee Paid:
[  ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify previous filing by statement number, or the Form or Schedule and the date its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                           December 28, 1998

Dear Shareholder:

I am writing to inform you of the upcoming special meeting for shareholders of Calvert Income Fund and Calvert New Vision Small Cap Fund, the portfolios of The Calvert Fund.

An overview of the proposals and the formal Notice of Meeting appears on the next few pages, followed by the detailed proxy statement. Please take a few minutes to read the enclosed material and vote on these important issues. The Board of Trustees, including myself, believe these changes are in your best interest and that of your Fund.

Regardless of the number of shares you own, it is important that you take the time to read the enclosed proxy materials, and vote on the issues as soon as you can. You may vote by mail, by telephone, through the internet, by facsimile machine, or in person. If you do not cast your vote, you may be contacted by our proxy solicitation service, Shareholder Communications Corporation, or by a Calvert Group employee. All shareholders benefit from the speedy return of proxy votes.

I appreciate the time you will take to review these important matters. If we may be of any assistance or if you have any questions about the proxy issues, please call us at (800) 368-2748. Our hearing-impaired shareholders may call
(800) 541-1524 for a TDD connection.

                           Sincerely,



                           Barbara J. Krumsiek
                           President and Chief Executive Officer
                           Calvert Group, Ltd.

                                The Calvert Fund
                              Calvert Income Fund
                       Calvert New Vision Small Cap Fund
Quick Overview

 ................................................................................
Proposal 1
Calvert Income Fund ("Income") and Calvert New Vision Small Cap Fund ("New Vision"): To elect the Board of Trustees.

Reason for the Proposal
It has been several years since the Board members have been voted on by shareholders. Recently, some new members have been added; thus, it is appropriate for the shareholders to vote on the complete slate.

 ................................................................................
Proposal 2
Income only: To approve amended fundamental investment restrictions to (a) delete restrictions that are no longer required to be fundamental due to changes in state laws or which otherwise need not be fundamental; and (b) to revise the language of those restrictions that are still required to be fundamental.

Reason for the Proposal
Current investment restrictions (and policies, for some of the Funds) are more restrictive than Federal law. A shareholder vote is required to change the restrictions and policies because they are considered fundamental. Calvert Asset Management Company, Inc. ("CAMCO") has recommended to the Board that the investment restrictions of the Portfolios be changed to conform to, but not be more restrictive than, federal law, and changing the policies so that they can be altered by the Board without a shareholder vote (nonfundamental policies or restrictions). This would give each of the Portfolios more flexibility and may help each Portfolio to more easily adapt to different investment environments.

 ................................................................................
Proposal 3
Income and New Vision: To approve a new investment advisory agreement with the investment advisor, CAMCO.

Reason for the Proposal
CAMCO is a subsidiary of Calvert Group, Ltd. which is owned by Acacia Mutual Life Insurance Company ("Acacia"). Acacia plans to merge with another insurance company, Ameritas Insurance Holding Company. Because of the merger of the ultimate parent company, the investment advisory contract should be approved by shareholders. CAMCO is also proposing the elimination of fees based on the performance of a fund compared to a particular index, and the deletion of references to administrative services, which, because they are performed by a different subsidiary, should be covered in a separate contract.

 ................................................................................
Proposal 4
Income and New Vision: To ratify the Board's selection of auditors, PricewaterhouseCoopers, L.L.P.

Reason for the Proposal
Periodically, shareholders will be asked to approve independent auditors for Calvert Funds. The auditors review reports, documents filed with federal and state governments, and help to ensure that the Funds are complying with generally accepted accounting principles.

                                The Calvert Fund
                              Calvert Income Fund
                       Calvert New Vision Small Cap Fund

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        To be held on February 24, 1999

NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders of The Calvert Fund will be held in the Tenth Floor Conference Room of Calvert Group, Ltd., Air Rights North Tower, 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland at 10:30 a.m. on Wednesday, February 24, 1999 for the following purposes:

   I.     Income and New Vision: To elect the Board of Trustees.
   II. Income only: To approve amended fundamental investment restrictions to: (a) delete restrictions that are no longer required to be fundamental due to changes in state laws or which otherwise need not be fundamental; and (b) to revise the language of those restrictions that are still required to be fundamental.
   III. Income and New Vision: To approve a new investment advisory agreement with the investment advisor, Calvert Asset Management Company, Inc. ("CAMCO"), identical to the current investment advisory agreements in all material respects, except that it does not provide for administrative services for Calvert Income Fund.
   IV. Income and New Vision: To ratify the Board's selection of auditors, PricewaterhouseCoopers, L.L.P.
   V. To transact any other business that may properly come before the Special Meeting or any adjournment or adjournments thereof.

                           By Order of the Trustees,



                           William M. Tartikoff, Esq.
                           Vice President

                                The Calvert Fund
                              Calvert Income Fund
                       Calvert New Vision Small Cap Fund

                      4550 Montgomery Avenue, Suite 1000N
                            Bethesda, Maryland 20814

                                PROXY STATEMENT

                               December 31, 1998

We are sending this proxy statement to you to ask you to approve several important changes. You may vote by mail, by telephone, by facsimile, through a secure internet website, or in person. Your vote is important. Please call 800-368-2748 if you have questions about this proxy.

This statement is furnished in connection with the solicitation of proxies by the Board of Trustees of The Calvert Fund (the "Board") to be used at the Special Meeting of Shareholders. The Special Meeting will be held in the Tenth Floor Conference Room of Calvert Group, Ltd., Air Rights North Tower, 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland at 10:30 a.m. on Wednesday, February 24, 1999, or at such later time or date made necessary by adjournment for the purpose set forth in the Notice of Meeting.

The approximate date on which this proxy statement and form of proxy are first being mailed to shareholders is December 31, 1998.

Calvert Income Fund ("Income") and Calvert New Vision Small Cap Fund ("New Vision") are the portfolios of The Calvert Fund, an open-end management investment company that was organized as a Massachusetts business trust on March 15, 1982.

                              Summary of Proposals

1.    Income and New Vision: To elect the Board of Trustees.
2.    Income only: To approve amended fundamental investment restrictions to:
     (a) delete restrictions that are no longer required to be fundamental due to changes in state laws or which otherwise need not be fundamental; and
     (b) to revise the language of those restrictions that are still required to be fundamental.
3. Income and New Vision: to approve a new investment advisory agreement with the investment advisor, Calvert Asset Management Company, Inc. ("CAMCO").
4. Income and New Vision: to ratify the Board's selection of auditors, PricewaterhouseCoopers, L.L.P.

                                   PROPOSALS

--------------------------------------------------------------------------------
Proposal 1
--------------------------------------------------------------------------------
Income and New Vision: To elect the Board of Trustees.

Discussion
The purpose of this proposal is to elect the currently serving members of the Board of Trustees. All of the nominees listed below have served as Trustees continuously since originally elected or appointed. Each of the nominees elected will serve as a Trustee until the next meeting called for the purpose of electing a Board of Trustees and until a successor is elected and qualified, or until death, retirement, resignation or removal.

{This will be formatted in tabular format by the typesetter}

Name
Date of Birth,             Principal Occupation
& Year Elected             During Last Five Years

Richard L. Baird, Jr.
DOB: 05/09/48
1976

 Mr. Baird is Executive Vice President for the Family Health Council, Inc. in Pittsburgh, Pennsylvania, a non-profit corporation which provides family planning services, nutrition, maternal/child health care, and various health screening services. Mr. Baird is a trustee/director of each of the investment companies in the Calvert Group of Funds, except for Calvert Variable Series, Inc., Calvert New World Fund, Inc. and Calvert World Values Fund, Inc.

Frank H. Blatz, Jr., Esq.
DOB: 10/29/35
1982

 Mr. Blatz is a partner in the law firm of Snevily, Ely, Williams & Blatz. He was formerly a partner with Abrams, Blatz, Gran, Hendricks & Reina, P.A. He is also a director of Calvert Variable Series, Inc.

Frederick T. Borts, M.D.
DOB: 7/23/49
1976

 Dr. Borts is a radiologist with Kaiser Permanente. Prior to that, he was a radiologist at Bethlehem Medical Imaging in Allentown, Pennsylvania.

Charles E. Diehl
DOB: 10/13/22
1983

 Mr. Diehl is a self-employed consultant and is Vice President and Treasurer Emeritus of the George Washington University. He has retired from University Support Services, Inc. of Herndon, Virginia. Formerly, he was a Director of Acacia Mutual Life Insurance Company, and is currently a Director of Servus Financial Corporation.

Douglas E. Feldman, M.D.
DOB: 5/23/48
1982

 Dr. Feldman is managing partner of Feldman Otolaryngology, Head and Neck Surgery in Washington, D.C. A graduate of Harvard Medical School, he is Associate Professor of Otolaryngology, Head and Neck Surgery at Georgetown University and George Washington University Medical School, and past Chairman of the Department of Otolaryngology, Head and Neck Surgery at the Washington Hospital Center. He is included in The Best Doctors in America.

Peter W. Gavian, CFA
DOB: 12/8/32
1980

 Mr. Gavian is President of Corporate Finance of Washington, Inc. Formerly, he was a principal of Gavian De Vaux Associates, an investment banking firm. He is also a Chartered Financial Analyst and an accredited senior business appraiser.

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Name
Date of Birth,             Principal Occupation
& Year Elected             During Last Five Years

John G. Guffey, Jr.
DOB: 5/15/48
1976

Mr. Guffey is chairman of the Calvert Social Investment Foundation, organizing director of the Community Capital Bank in Brooklyn, New York, and a financial consultant to various organizations. In addition, he is a director of Ariel Funds, and the Treasurer and Director of Silby, Guffey, and Co., Inc., a venture capital firm. Mr. Guffey is a trustee/director of each of the other investment companies in the Calvert Group of Funds, except for Calvert Variable Series, Inc. and Calvert New World Fund, Inc.

Mr. Guffey has been advised that the Securities and Exchange Commission ("SEC") expects to enter an order against him relating to his former service as a director of Community Bankers Mutual Fund, Inc. This fund is not connected with any Calvert Fund or the Calvert Group and ceased operations in September, 1994. Mr. Guffey consented to the entry of the order without admitting or denying the findings in the order. The order is expected to contain findings (1) that the Community Bankers Mutual Fund's prospectus and statement of additional information were materially false and misleading because they misstated or failed to state material facts concerning the pricing of fund shares and the percentage of illiquid securities in the fund's portfolio and that Mr. Guffey, as a member of the fund's board, should have known of these misstatements and therefore violated the Securities Act of 1933; (2) that the price of the fund's shares sold to the public was not based on the current net asset value of the shares, in violation of the Investment Company Act of 1940 (the "Investment Company Act"); and (3) that the board of the fund, including Mr. Guffey, violated the Investment Company Act by directing the filing of a materially false registration statement. It is expected that the order will direct Mr. Guffey to cease and desist from committing or causing future violations and to pay a civil penalty of $5,000. The SEC placed no restrictions on Mr. Guffey's continuing to serve as a Trustee or Director of mutual funds.

*Barbara J. Krumsiek
DOB: 8/9/52
1997

 Ms. Krumsiek serves as President, Chief Executive Officer and Vice Chairman of Calvert Group, Ltd. and as an officer and director of each of its affiliated companies. She is a director of Calvert-Sloan Advisers, L.L.C., and a trustee/director of each of the investment companies in the Calvert Group of Funds. Ms. Krumsiek is the President of each of the investment companies, except for Calvert Social Investment Fund, of which she is the Senior Vice President. Prior to joining Calvert Group, Ms. Krumsiek served as a Managing Director of Alliance Fund Distributors, Inc.

M. Charito Kruvant
DOB: 12/8/45
1996

 Ms. Kruvant is President and CEO of Creative Associates International, Inc., a firm that specializes in human resources development, information management, public affairs and private enterprise development. She is also a director of Acacia Federal Savings Bank.

Arthur J. Pugh
DOB: 9/24/37
1983

 Mr. Pugh is a Director of Calvert Variable Series, Inc., and serves as a director of Acacia Federal Savings Bank.

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Name
Date of Birth,             Principal Occupation
& Year Elected             During Last Five Years

*David R. Rochat
DOB: 10/7/37
1982

 Mr. Rochat is Executive Vice President of Calvert Asset Management Company, Inc., Director and Secretary of Grady, Berwald and Co., Inc., and Director and President of Chelsea Securities, Inc. He is the Senior Vice President of First Variable Rate Fund, Calvert Tax-Free Reserves, Calvert Municipal Fund, Inc., Calvert Cash Reserves, and The Calvert Fund.

*D. Wayne Silby, Esq.
DOB: 7/20/48
1976

 Mr. Silby is a trustee/director of each of the investment companies in the Calvert Group of Funds, except for Calvert Variable Series, Inc. and Calvert New World Fund. Mr. Silby is Executive Chairman of Group Serve, Inc., an internet company focused on community building collaborative tools, and an officer, director and shareholder of Silby, Guffey & Company, Inc., which serves as general partner of Calvert Social Venture Partners ("CSVP"). CSVP is a venture capital firm investing in socially responsible small companies. He is also a Director of Acacia Mutual Life Insurance Company.


Executive officers of the Fund not mentioned above include William Tartikoff, Esq., age 51, Vice President and Secretary, Ronald Wolfsheimer, age 51, Treasurer, Reno J. Martini, age 48, Senior Vice President, and Daniel Hayes, age 48, Vice President. Each has been an executive officer for more than five years.

Trustees marked with an *, above, are "interested persons" of the Funds, under the Investment Company Act of 1940, because of their affiliation with the Funds, the investment advisor, or the parent company. As a group, the Trustees and officers own less than 1% of each Fund's outstanding shares.

The Audit Committee of the Board is composed of Messrs. Baird, Blatz, Feldman, Guffey and Pugh. The Board's Investment Policy Committee is composed of Messrs. Borts, Diehl, Gavian, Rochat and Silby and Ms. Krumsiek. The committees meet four (4) times per year. All Trustees attended at least 75% of the meetings held. Trustees of the Fund not affiliated with the Advisor presently receive an annual fee of $20,500 for service as a member of the Board of Trustees of the Calvert Group of Funds, and a fee of $750 to $1,500 for each regular Board or Committee meeting attended.

Trustees of the Fund who are not affiliated with the Fund's Advisor may elect to defer receipt of all or a percentage of their fees and invest them in any fund in the Calvert Family of Funds through the Trustees Deferred Compensation Plan (shown as "Pension or Retirement Benefits Accrued as part of Fund Expenses," below). Deferral of the fees is designed to maintain the parties in the same position as if the fees were paid on a current basis.

Fiscal Year 1998      Aggregate         Pension or        Total Compensation
                      Compensation      Retirement        from Benefits
(unaudited numbers)   from Registrant   Accrued as        Registrant and Fund
                      for Service       part of           Complex paid to
                      as Trustee        of Registrant     Trustee**
                                        Expenses*

Name of Trustee

Richard L. Baird, Jr. $795              $0                $35,800
Frank H. Blatz, Jr.   $1,054            $1,054            $40,600
Frederick T. Borts    $997              $0                $32,500
Charles E. Diehl      $1,035            $1,035            $38,500
Douglas E. Feldman    $967              $0                $30,250
Peter W. Gavian       $1,034            $517              $35,502
John G. Guffey, Jr.   $1,005            $0                $54,715
M. Charito Kruvant    $1,026            $536              $34,000
Arthur J. Pugh        $1,054            $0                $40,000
D. Wayne Silby        $997              $0                $60,831

*Messrs. Blatz, Diehl, Gavian and Pugh and Ms. Kruvant have chosen to defer a portion of their compensation. As of September 30, 1998, total deferred compensation, including dividends and capital appreciation, was $576,605.22, $544,960.81, $138,513.72, $175,791.63, and $13,006.15, for each trustee, respectively.
**For the fiscal year ended September 30, 1998. The Fund Complex consists of nine (9) registered investment companies.

Recommendation
The Board recommends that you vote FOR each of the Trustees listed above.

--------------------------------------------------------------------------------
Proposal 2
Income only: To approve amended fundamental investment restrictions to: (a) delete restrictions that are no longer required to be fundamental due to changes in state laws or those which otherwise need not be fundamental; and
(b) to revise the language of those restrictions that are still required to be fundamental.
--------------------------------------------------------------------------------

Discussion
The federal and state laws governing mutual funds have been changed numerous times in the last several years. The Prospectus and Statement of Additional Information ("SAI") for Income contain investment restrictions that are more restrictive than the current law.

Also in the past few years, many state securities laws have changed or have been superseded by federal securities laws. Income must still comply with the old fundamental restrictions, unless you vote to change these restrictions to be in line with the changed regulatory landscape.

As explained above, federal law in many cases controls what a mutual fund can purchase. Federal law also specifies certain investment restrictions that must be fundamental and cannot be changed without a shareholder vote. The policies/restrictions that are required by law to be fundamental are those concerning diversification, borrowing money, the issuance of senior securities, underwriting of securities issued by other persons, the purchase and sale of real estate and commodities, the policy about making loans to other persons, and the concentration of investments in a particular industry or group of industries.

CAMCO has recommended to the Board that the investment restrictions of Income be changed to conform to, but not be more restrictive than, the federal law. That way, if the federal law changes, the restrictions can change accordingly. This gives Income more flexibility and may help it to more easily adapt to different investment environments. It is not anticipated that these proposed changes will substantially affect the way Income is currently managed; Income does not intend to change its investment style.

The current investment restrictions for Income excerpted from its SAI, are shown below. After careful consideration, and with the advice of outside counsel, the Board has approved several changes, subject to shareholder approval.

Calvert Income Fund
 ...............................................................................
Current Fundamental Restriction
1. The Fund may not concentrate 25% or more of the value of its assets in any one industry; provided, however, that there is no limitation with respect to investments in obligations issued or guaranteed by the United
States Government or its agencies and instrumentalities.

Recommended Change
Management recommends that this be changed to a standard policy concerning concentration as shown immediately below.

Proposed Fundamental Investment Restriction
The Fund may not concentrate its investments in the securities of issuers primarily engaged in any particular industry (other than securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities).

 ...............................................................................
Current Fundamental Restriction
2. The Fund may not, with respect to 75% of the Fund's assets, purchase more than 10% of the outstanding voting securities of any issuer. In addition, all series of the Calvert Fund may not together purchase more than 10% of the outstanding voting securities of any issuer.

Recommended Change
Management recommends that this investment restriction be changed to a standard policy concerning the Fund's nondiversification policy. The Fund is classified as a nondiversified Fund; meaning that it can invest significant amounts in one particular security. This fundamental investment restriction, however, restricts the Fund to 10% in one issuer. Because the investment restriction is written as fundamental, a shareholder vote is required to delete it. This would give the Fund more flexibility and would bring the restrictions in line with the intended investment strategies previously approved by shareholders. The investment restriction would be revised as shown immediately below.

Proposed Fundamental Investment Restriction
The Fund may not make any investment inconsistent with its classification as a nondiversified investment company under the 1940 Act.

 ...............................................................................
Current Fundamental Restriction
3.       The Fund may not underwrite the securities of other issuers.

Recommended Change
Management proposes to modify this restriction by adding standard language used in other Calvert SAIs, as shown immediately below.

Proposed Fundamental Investment Restriction (with the above change)
The Fund may not underwrite the securities of other issuers, except as permitted by the Board of Trustees within applicable law, and except to the extent that in connection with the disposition of its portfolio securities, the Fund may be deemed to be an underwriter.

 ...............................................................................
Current Fundamental Restriction
4. Purchase from or sell to any of the Fund Officers or Trustees, or firms of which any of them are members, any securities (other than capital stock of the Fund), but such persons or firms may act as brokers for the Fund.

Recommended Change
Management recommends that this investment restriction be deleted. It was originally required by one or more states, but no longer applies due to changes in federal laws which supersede such state-imposed restrictions.

 ...............................................................................
Current Fundamental Restriction
5. The Fund may not issue senior securities or borrow money except from banks as a temporary measure for extraordinary or emergency purposes and then only in an amount up to 10% of the value of its total assets in order to meet redemption requests without immediately selling portfolio securities. The writing of covered call options is not considered issuing a senior security.
In order to secure any such borrowing under this section, the Fund may pledge, mortgage or hypothecate its assets and then in an amount not greater than 15% of the value of its total assets. The Fund will not borrow for leverage purposes and investment securities will not be purchased while any borrowings are outstanding.

Recommended Change
Management recommends that the 10% limitation be changed to 33 1/3% for maximum flexibility. The Board also recommends the use of the standard borrowing policy recited in other Calvert SAIs. As part of the standardization, the last sentence above will be replaced by a new nonfundamental operating policy: The Fund does not intend to make any purchases of securities if bank borrowing exceeds 5% of total assets.

Proposed Fundamental Investment Restriction (with the above changes)
The Fund may not issue senior securities or borrow money, except from banks for temporary or emergency purposes and then only in an amount up to 33 1/3% of the value of the Fund's total assets or as permitted by law and except by engaging in reverse repurchase agreements, where allowed. In order to secure any permitted borrowings and reverse repurchase agreements under this section, the Fund may pledge, mortgage or hypothecate its assets.

 ...............................................................................
Current Fundamental Restriction
6. The Fund may not purchase or retain the securities of any issuer if any Officer or Trustee of the Fund or its Investment Adviser owns beneficially more than 1/2 of 1% of the securities of such issuer or if together such individuals own more than 5% of the securities of such issuer.

Recommended Change
Management recommends that this investment restriction be deleted. It was originally required by one or more states, but no longer applies due to changes in federal laws which supersede such state-imposed restrictions.

 ...............................................................................
Current Fundamental Restriction
7. The Fund may not invest in interests in oil, gas, or other mineral, exploration or development programs, although it may invest in securities of issuers which invest in or sponsor such programs.

Recommended Change
Management recommends that this investment restriction be deleted. It was originally required by one or more states, but no longer applies due to changes in federal laws which supersede such state-imposed restrictions.

 ...............................................................................
Current Fundamental Restriction
8. The Fund may not purchase the securities of other investment companies, except as they may be acquired as part of a merger, consolidation or acquisition of assets, or in connection with a trustee's/director's deferred compensation plan, as long as there is no duplication of advisory fees.

Recommended Change
Management recommends that this investment restriction be deleted. It was originally required by one or more states, but no longer applies due to changes in federal laws which supersede such state-imposed restrictions.

 ...............................................................................
Current Fundamental Restriction
9. The Fund may not purchase the securities of companies which have a record of less than three years' continuous operation if, as a result, more than 5% of the value of the Fund's total assets would be invested in securities of such issuer.

Recommended Change
Management recommends that this investment restriction be deleted. It was originally required by one or more states, but no longer applies due to changes in federal laws which supersede such state-imposed restrictions.

 ...............................................................................
Current Fundamental Restriction
10. The Fund may not purchase or sell physical commodities except that it may enter into futures contracts and options thereon.

Recommended Change
Management recommends that this be changed to the standard policy concerning commodities for other Calvert SAIs. The standard fundamental investment restriction combines commodities and real estate into one restriction.

Proposed Fundamental Investment Restriction
The Fund may not invest directly in commodities or real estate, although it may invest in securities which are secured by real estate or real estate mortgages and securities of issuers which invest or deal in commodities, commodity futures, real estate or real estate mortgages and provided that the Income Fund may purchase or sell stock index futures, foreign currency futures, interest rate futures and options thereon.

 ...............................................................................
Current Fundamental Restriction
11. The Fund may not invest in real estate, although it may invest in securities which are secured by real estate or real estate mortgages and may invest in the securities of issuers which invest or deal in real estate or real estate mortgages.

Recommended Change
Management recommends that this be changed to the standard policy concerning real estate for other Calvert SAIs. The standard fundamental investment restriction combines commodities and real estate into one restriction.

Proposed Fundamental Investment Restriction
The Fund may not invest directly in commodities or real estate, although it may invest in securities which are secured by real estate or real estate mortgages and securities of issuers which invest or deal in commodities, commodity futures, real estate or real estate mortgages and provided that the Income Fund may purchase or sell stock index futures, foreign currency futures, interest rate futures and options thereon.

Recommendation
The Board has voted to change or delete each of these fundamental investment restrictions as shown above and recommends that you vote FOR the changes or deletions of each of these revised fundamental investment restrictions for Income.

--------------------------------------------------------------------------------
Proposal 3
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Income and New Vision: To approve a new investment advisory agreement with the investment advisor, CAMCO.
--------------------------------------------------------------------------------

Discussion
The following circumstances affect the terms of the current investment advisory agreement (the "Current Advisory Agreement"); therefore, Management proposes that a new advisory agreement be executed:

      CAMCO is an indirectly wholly-owned subsidiary of Acacia Mutual Life Insurance Company ("Acacia"), which subject to certain conditions, plans to merge with Ameritas Insurance Holding Company ("Ameritas") (such planned transaction is hereafter referred to as the "Merger"). The surviving company will be named Ameritas Acacia Mutual Holding Company. Although the Merger could be considered a change in control of CAMCO, terminating the Current Advisory Agreement, the Board has received assurances that it does not cause such a change. Nonetheless, in order to remove any possible doubt as to the status of the Current Advisory Agreement, the Board has approved, and recommends that shareholders approve, one standard investment advisory agreement between TCF and CAMCO (the "New Advisory Agreement").

      Income only: Management has determined that the administrative services, and the provision of compensation for such services, are best provided for in a separate administrative services agreement. Accordingly, it is proposed to remove the provision of these services from the advisory agreement.

Despite the importance of the proposed changes, CAMCO anticipates there will be no effect on the actual investment management operations with respect to TCF.

The Current Advisory Agreement
Under the Current Advisory Agreement, CAMCO provides a continuous investment program for TCF, subject to the control of the Board. The Current Advisory Agreement for Income was executed on January 3, 1984, pursuant to shareholder approval, while the Current Advisory Agreement for New Vision was executed on May 4, 1994, also pursuant to shareholder approval. Since then, the Board, including a majority of the Independent Trustees, has approved the continuance of the Current Advisory Agreements on an annual basis as part of its annual contract review.

The terms of the Current Advisory Agreements between CAMCO and Income and New Vision (the "Funds") include:
1. The services to be provided (manage assets, place orders for securities trades and perform other services);
2. General obligations of CAMCO (manage each of the Funds in accordance with Fund guidelines and restrictions, under the direction of the Board);
3. Expenses (advisory, legal, audit, registration, taxes, printing and postage, mailing prospectuses);
4. Liability issues (CAMCO is not liable for actions unless it is grossly negligent, acts in bad faith, or in reckless disregard of its duties); and
5. The fees to be paid to CAMCO (0.70% and 0.90% of average net assets for Income and New Vision, respectively).

The Current Advisory Agreements provide for automatic termination unless their continuance is approved at least annually by (i) a majority of the Board, including those who are not parties to the Agreement or interested persons, within the meaning of the Investment Company Act of 1940 (the "1940 Act"), of any such party ("Independent Trustees"), and (ii) the holders of a majority of the outstanding shares of TCF. The Current Advisory Agreements terminate automatically upon assignment and are terminable at any time, without penalty, by the Board, CAMCO, or the holders of a majority of the outstanding shares of each portfolio of TCF, upon 60 days' prior written notice.

The New Advisory Agreement
The terms and conditions of the New Advisory Agreement (one Agreement for both Income and New Vision) are identical to the terms and conditions of the Current Advisory Agreements, except as to effective and termination dates and the elimination of the administrative services provisions as discussed below.

If approved by shareholders, the New Advisory Agreement will continue until January 1, 2000 unless terminated earlier by either party, and provided that at least annually thereafter its continuance is approved in the same manner as prescribed in the Current Advisory Agreements.

Calvert Asset Management Company, Inc.
CAMCO has investment advisory contracts with eight investment companies: First Variable Rate Fund for Government Income, Calvert Tax-Free Reserves, Calvert Cash Reserves, Calvert Social Investment Fund, The Calvert Fund, Calvert Municipal Fund, Inc., Calvert World Values Fund, Inc., and Calvert Variable Series, Inc. Each has a substantially similar investment advisory contract with CAMCO, though the actual fees and breakpoints may vary.

Reno J. Martini, Senior Vice President and Chief Investment Officer for CAMCO, has primary responsibility for rendering investment advisory services to TCF. Mr. Martini oversees the investment management of all Calvert Funds. It is anticipated that each of the directors and officers of CAMCO will hold the same position with CAMCO after the Merger. The address of the directors and officers is 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland, 20814, unless otherwise noted. The directors and executive officers of CAMCO are listed below:

      Charles T. Nason, Director. Chairman, President and Chief Executive Officer of The Acacia Group, 7315 Wisconsin Avenue, Bethesda, Maryland 20814.
      *Barbara J. Krumsiek, Director. President of CAMCO and President, Chief Executive Officer and Vice Chairman of Calvert Group, Ltd.
      *David R. Rochat, Director and Senior Vice President.
      Robert-John H. Sands, Director. Senior Vice President and General Counsel, The Acacia Group, 7315 Wisconsin Avenue, Bethesda, Maryland 20814.
      *Reno J. Martini, Senior Vice President and Chief Investment Officer. *Ronald M. Wolfsheimer, Senior Vice President and Chief Financial
     Officer.
      *William M. Tartikoff, Senior Vice President, Secretary, and General Counsel.
      Matthew D. Gelfand, Senior Vice President.
      *Daniel K. Hayes, Vice President.
      John Nichols, Vice President.

Persons marked with a *, above, are also Trustees and/or officers of TCF.

The Merger of CAMCO's parent company
CAMCO is an indirect, wholly-owned subsidiary of Acacia. On September 14, 1998, seeking a strategic affiliation to create a stronger, more diversified insurance and financial services enterprise, Acacia and Ameritas entered into an agreement of merger which provides for the merger of their respective mutual holding companies.

Acacia and its related subsidiaries offer traditional life insurance and annuity products, as well as variable products, special banking products and services, and a variety of mutual funds, and operate a full service financial planning broker dealer, while Ameritas and its subsidiaries specialize in variable life, fixed and variable annuities, group dental, low-load insurance products and 401(k) and other investment products. This strategic affiliation is expected to create a stronger, more diversified insurance and financial services enterprise, with almost $11 billion in assets under management, insurance assets of $6 billion, $21 billion life insurance in-force, over $750 million in revenues and approximately $750 million in equity/capital.

The Merger is subject to the approval of the members of both Acacia and Ameritas and is further conditioned upon approval by the appropriate federal and state regulatory authorities.

CAMCO will not be directly affected by the Merger and will remain a wholly-owned subsidiary of Calvert Group, Ltd. As a result of the Merger, however, CAMCO will become an indirect, wholly-owned subsidiary of Ameritas Acacia Mutual Holding Company.

Acacia's current address is 7315 Wisconsin Avenue, Bethesda, Maryland 20814. After consummation of the Merger, Ameritas Acacia Mutual Holding Company's principal place of business will be 5900 "O" Street, Lincoln, Nebraska 68501-1889.

Income only: Administrative Services
Management has taken the opportunity to re-examine the specific provisions for services under the Current Advisory Agreement for Income. In doing so, management has determined that it is better to delete the provision of administrative duties and leave intact the investment advisory services to be provided by CAMCO.

Administrative services are not currently provided by CAMCO, but are provided by TCF's Administrator, Calvert Administrative Services Company ("CASC"). Thus, this change will more accurately reflect the services which CAMCO provides. As a result of administrative services being provided to TCF under a separate agreement, the investment advisory fees will be reduced so that the proposed advisory fee and the new administrative fee will equal the current advisory fees. The Board has approved a new Administrative Services contract with CASC. No shareholder approval is required for that contract, and the fees may be changed by the Board without shareholder approval. New Vision already has a separate Administrative Services contract with CASC.

Income
Current Advisory Fee                0.70%
Proposed Advisory Fee               0.35%
New Administrative Fee              0.35%

For the fiscal year ended September 30, 1998, Income paid $278,234 in advisory fees to CAMCO. For that same time period, under the New Advisory Agreement, CAMCO would have received $139,117 in advisory fees, while CASC would have received $139,117 in administrative services fees.

Accounting Fees
CAMCO recently proposed to the Board that each Calvert Fund be responsible for its accounting fees with the Custodian, State Street Bank & Trust Company ("State Street"). Under the Current Advisory Agreement, the accounting fees have been paid by CAMCO to State Street. In the past, the Fund has not paid these fees directly, though that is the normal procedure in the mutual fund industry. If the Fund continues to pay CAMCO the same fees, and then the Fund pays State Street separately for the accounting fees, it is, in essence, an increase, though minimal, in the Fund's expenses. The accounting fees are not included as part of the administrative services provided by CASC, above. The Board reviewed the materials presented concerning the fees, the general industry practices, and the minimal effect upon the Fund expenses. The Board, emphasizing the net effect upon the expenses of the Fund, approved the change; finding it to be in the best interests of the shareholders.

Recommendation
Based on evaluation of the materials presented, the Board has determined that the changes reflected in the proposed New Advisory Agreement are in the best interests of the shareholders of TCF. The Board based this determination primarily upon the following, giving equal weights to the factors:
(a) After a review of all materials related to the Merger, the Board determined that they were satisfied that CAMCO's services to TCF would not be adversely affected by the Merger and that such Merger would not impose an unfair burden on TCF; and
(b) In evaluating the materials presented concerning administrative services, the Board carefully considered the corporate structure, advisory expenses, and anticipated overall expenses, and reviewed the proposed form of New Investment Advisory Agreement and form of Administrative Services Agreement;

Thus, the Board, including a majority of the Independent Trustees, approved the New Advisory Agreement (subject to approval by shareholders) and authorized submission of the New Advisory Agreement to shareholders for approval. Accordingly, the Board recommends that shareholders vote FOR the appropriate proposed New Advisory Agreement.

--------------------------------------------------------------------------------
Proposal 4
--------------------------------------------------------------------------------
Income and New Vision: To ratify the Board's selection of auditors, PricewaterhouseCoopers, L.L.P.

Discussion
Shareholders are requested to ratify the action of the Board in selecting the firm of PricewaterhouseCoopers, L.L.P. as the independent auditors for TCF during the current fiscal year. The Board believe that the firm is well qualified, and has accordingly selected PricewaterhouseCoopers to act as independent auditors, subject to ratification by shareholders.

Coopers & Lybrand, L.L.P. has experience in accounting and auditing and has served as independent auditors for TCF since 1994. On July 1, 1998, Coopers & Lybrand merged with Price Waterhouse, L.L.P. to form PricewaterhouseCoopers, L.L.P.

Neither PricewaterhouseCoopers nor any of its partners has any direct or indirect connection (other than as independent auditors) with TCF or any of its affiliates. No representative of PricewaterhouseCoopers will be present at the Special Meeting, but a representative will be available via telephone to respond to appropriate questions from shareholders.

Recommendation
The Board recommends a vote FOR ratification of the selection of PricewaterhouseCoopers, L.L.P. as independent auditors for TCF.

--------------------------------------------------------------------------------
                                 OTHER BUSINESS
--------------------------------------------------------------------------------

The Board does not intend to present any other business at the meeting. If, however, any other matters are properly brought before the meeting, William M. Tartikoff, Esq., and Barbara J. Krumsiek will vote on the matters in accordance with their judgment.

--------------------------------------------------------------------------------
                                 ANNUAL REPORTS
--------------------------------------------------------------------------------

The audited Annual Reports to Shareholders of Income and New Vision are incorporated by reference into this proxy statement. Copies of the most recent Annual Report may be obtained without charge if you:
      write to
     TCF
     4550 Montgomery Avenue
     Suite 1000N
     Bethesda, Maryland 20814
      call (800) 368-2745
      visit Calvert's website at www.calvertgroup.com

--------------------------------------------------------------------------------
                             SHAREHOLDER PROPOSALS
--------------------------------------------------------------------------------

TCF is not required to hold annual shareholder meetings. Shareholders who would like to submit proposals for consideration at future shareholder meetings should send written proposals to the Calvert Group Legal Department, 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland, 20814.

--------------------------------------------------------------------------------
                               VOTING INFORMATION
--------------------------------------------------------------------------------

Proxies are solicited initially by mail. Additional solicitations may be made by telephone, computer communications, facsimile or other such means, or by personal contact by officers or employees of Calvert Group and its affiliates or by Shareholder Communications Corporation, a proxy soliciting firm retained for this purpose. TCF may bear solicitation costs. By voting as soon as possible, you can save your Fund the expense of follow-up mailings and calls.

A proxy may be revoked at any time before the meeting or during the meeting by oral or written notice to William M. Tartikoff, Esq., 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814. Unless revoked, all valid proxies will be voted in accordance with the specification thereon or, in the absence of specification, for approval of the proposals.

Each proposal must be approved by a majority of the outstanding shares, which is defined as the lesser of: (1) the vote of 67% or more of the shares of each Portfolio at the Special Meeting if the holders of more than 50% of the outstanding shares of Income and New Vision are present in person or by proxy, or (2) the vote of more than 50% of the outstanding shares of Income and New Vision. All classes of a fund vote together.

Any abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present but will not be voted for or against any adjournment or proposal. A broker non-vote is when a broker holds the shares and the actual owner does not vote and the broker holding the shares does not have the authority to vote the shares. This means that abstentions and broker non-votes effectively will be a vote against adjournment or against any proposal where the required vote is a percentage of the shares present.

Shareholders of Income and New Vision of record at the close of business on December 7, 1998 ("record date") are entitled to notice of and to vote at the Special Meeting or any adjournment thereof. Shareholders are entitled to one vote for each share held on that date. As of December 7, 1998, as shown on the books of Income and New Vision, there were issued and outstanding:

2,507,380.961 shares of Income
5,723,458.834 shares of New Vision

As of the record date, the officers and Trustees of TCF as a group beneficially owned less than 1% of the outstanding shares of Income or New Vision. The following shareholders, as of record date, owned more than 5% of any class of the Portfolio shown:

Income
         Name and Address                   % of Ownership

         State of Tennessee 401(k) Plan     6.84%
         Nashville, TN 37242

New Vision
         Name and Address                   % of Ownership

         National Securities Corp.          8.33%, Class B
         FBO J. Weisfeld
         Seattle, WA 98154

         Litchconn                          5.41%, Class B
         Litchfield, CT 06759

--------------------------------------------------------------------------------
                                  ADJOURNMENT
--------------------------------------------------------------------------------

In the event that sufficient votes in favor of the proposals set forth in the Notice of Meeting and Proxy Statement are not received by the time scheduled for the meeting, William M. Tartikoff, Esq., or Barbara J. Krumsiek may move one or more adjournments of the meeting to permit further solicitation of proxies with respect to any such proposals. Any such adjournment will require the affirmative vote of a majority of the shares present at the meeting. Mr. Tartikoff and Ms. Krumsiek will vote in favor of such adjournment those shares that they are entitled to vote which have voted in favor of such proposals. They will vote against any such adjournment on behalf of those proxies that have voted against any such proposals.


Investment Advisor
Calvert Asset Management
Company, Inc.
4550 Montgomery Avenue
Suite 1000N
Bethesda, Maryland 20814

Principal Underwriter
Calvert Distributors, Inc.
4550 Montgomery Avenue
Suite 1000N
Bethesda, Maryland 20814

Administrator
Calvert Administrative Services Company, Inc.
4550 Montgomery Avenue
Suite 1000N
Bethesda, Maryland 20814

                                THE CALVERT FUND
                              CALVERT INCOME FUND
                       CALVERT NEW VISION SMALL CAP FUND
                                   PROXY CARD

The undersigned, revoking previous proxies, hereby appoint(s) William M. Tartikoff, Esq. and Barbara J. Krumsiek, attorneys, with full power of substitution, to vote all shares that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held in the Tenth Floor Conference Room of Calvert Group, 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814 on Wednesday, February 24, 1999 at 10:30 a.m. and at any adjournment thereof. All powers may be exercised by a majority of the proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. This Proxy shall be voted on the proposals described in the Proxy Statement. Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged.

You may cast your vote using one of the following methods:
1. By internet (through a secure internet site): www.calvertgroup.com
2. By telephone (through a secure telephone system): call 1-800-368-2745
3. By facsimile: fax to ______________
4. By mail: postage-paid envelope enclosed
5. In person: Wednesday, February 24, 1999

NOTE: If you plan to vote by mail or by facsimile, please sign the proxy card exactly as your name appears on the card. If you have a joint account, either person may sign the proxy card. When signing in a fiduciary capacity, such as executor, administrator, trustee, guardian, etc., please sign your name and indicate your title. Corporate and partnership proxies should be signed by an authorized person indicating the person's title.

Date: ________________________, 1999

__________________________________

__________________________________
Signature(s) (and Title(s), if applicable)

IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSALS.
As to any other matter, the attorneys shall vote in accordance with their best judgment.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:

     1.  To approve the Board of Trustees:
                  1)   Richard L. Baird, Jr.
                  2)   Frank H. Blatz, Jr., Esq.
                  3)   Frederick T. Borts, M.D.
                  4)   Charles E. Diehl
                  5)   Douglas E. Feldman, M.D.
                  6)   Peter W. Gavian, CFA
                  7)   John G. Guffey, Jr.
                  8)   Barbara J. Krumsiek
                  9)   M. Charito Kruvant
                  10)  Arthur J. Pugh
                  11)  David R. Rochat
                  12)  D. Wayne Silby, Esq.

For all       [ ]          Against all      [ ]      Abstain on all    [ ]

     [ ] To abstain from voting on or to vote against one or more of the proposed Trustees listed above, but to approve the others, place an "x" in the box at left and indicate the number(s) of the person on the appropriate line: I vote against _____________. I abstain on
     _____________.

     2. Income only: To approve amended fundamental investment restrictions to (a) delete restrictions that are no longer required to be fundamental due to changes in state laws or which otherwise need not be fundamental; and (b) to revise the language of those restrictions that are still required to be fundamental.

                  Income:
                  1)   Concentration policy
                  2)   Diversification policy
                  3)   Loan policy
                  4)   Underwriting policy
                  5)   Securities and Fund officers or Trustees
                  6)   Borrowing policy
                  7)   Officer or Trustee security ownership
                  8)   Oil and gas
                  9)   Investment company securities
                  10)  New companies
                  11)  Commodities
                  12)  Real estate

For all       [ ]          Against all      [ ]      Abstain on all    [ ]

     [ ] To abstain from voting on or to vote against the proposed changes to one or more of the specific fundamental investment restrictions, but to approve the others, place an "x" in the box at left and indicate the number(s) (as set forth in the proxy statement) of the affected investment restriction(s) on the appropriate line: I vote against _____________. I abstain on _____________.

     3. Income and New Vision: to approve a new investment advisory agreement with the investment advisor, Calvert Asset Management Company, Inc. ("CAMCO").

For               [ ]      Against          [ ]           Abstain      [ ]

     5. Income and New Vision: to ratify the Board's selection of auditors, PricewaterhouseCoopers, L.L.P.

For               [ ]      Against          [ ]           Abstain      [ ]